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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 22, 2001

                                ----------------

                                RnetHealth, Inc.
             (Exact name of registrant as specified in its charter)

          COLORADO                       7812                     39-1731029
State or Other Jurisdiction       Primary Industrial             IRS Employer
      of Incorporation         Classification Code No.        Identification No.

                        2600 Michelson Drive, Suite 1650
                                Irvine, CA 92612
                    (Address of principal executive offices)

        Registrant's telephone number including area code: (310) 393-3979

                        2600 Michelson Drive, Suite 1650
                                Irvine, CA 92612
          (Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

The Company is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the Company's press release, dated May 23, 2001, that reports financial results for the third quarter ended March 31, 2001.

The information in Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             RNETHEALTH, INC.


Date:  May 22, 2001                          By: /s/ Wendy Borow Johnson
                                                 -------------------------------
                                                 Wendy Borow Johnson
                                                 President and CEO

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                                                                    EXHIBIT 99.1



FROM: RNETHEALTH, INC. FOR IMMEDIATE RELEASE


RNETHEALTH REPORTS 3RD QUARTER RESULTS

Irvine, Calif., May 22, 2001 -- RnetHealth, Inc. (OTCBB: RNET) reported financial results for the third quarter ended March 31, 2001.

Net sales were $1,319,286, a 34 percent increase over net sales of $985,880 in the same period in 2000. Net loss for the third quarter was $4,334,051 million or a loss of $0.11 cents per share compared to a loss of $6,380,776 million or a loss of $0.30 cents per share in the prior year.

RnetHealth, Inc. reported a substantial reduction in its accounts payable. $775,428, on March 31, 2001 as compared to $2,034,411 in the previous quarter, as RnetHealth, Inc. continued to reach settlement agreements with its vendors.

"Upon the signing of the merger agreement in February, I committed to reducing the company's aging payables and increasing its revenues to create a healthier company for when the RnetHealth business would be combined with the Access Television Network, Inc. business. The March 31, 2001 quarterly report suggests that we have accomplished this," said Wendy Borow Johnson, president and CEO of RnetHealth, Inc. "Although, we have terminated the merger agreement and corresponding services agreement with Access Television Network, Inc., under which our two companies have been operating since February, we expect to be able to transition to new service providers with minimal costs"

About RnetHealth, Inc.

RnetHealth, Inc. (symbol: RNET:OB) (the "Company") is an integrated media company developing low cost media outlets for direct response, direct marketing, and product and program promotion.


CONTACT: Tracy Neal
(310) 393-3979

CCEC CONTACT: Dodi Handy
(407) 682-2001, rnet@insidewallstreet.com

CHARTERBRIDGE CONTACT: Eric Horton
Charterbridge Financial Group, Inc.
(619) 696-8000
ehorton@charterbridge.net

CEOcast, Inc. CONTACT: Matthew Henderson
(212) 732-4300